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                                   EXHIBIT 4.5
                                   -----------

                             STOCK PURCHASE WARRANT

                   THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO ATRIX LABORATORIES, INC. OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAW OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

         WHEREAS, Atrix Laboratories, Inc., a Delaware corporation (the "Company"), has agreed to acquire ViroTex Corporation ("ViroTex") pursuant to the terms of the Agreement and Plan of Reorganization by and among the Company, Atrix Acquisition Corporation, a Delaware corporation and ViroTex, dated November 24, 1998 (the "Merger Agreement") whereby ViroTex will merge with a wholly owned subsidiary of the Company (the "Merger"); and

         WHEREAS, Warrant Holder (as defined below) is the holder of a warrant to purchase 52,936 shares of the common stock of ViroTex, at a price of $1.65 per share, pursuant to a Stock Purchase Warrant (the "Original Warrant") between Warrant Holder and ViroTex dated April 28, 1995 (the "Prior Option"); and

         WHEREAS, pursuant to the terms of the Original Warrant and Section 2.04 of the Merger Agreement, the Warrant Holder is entitled to receive a substitute stock purchase warrant (the "Warrant") in exchange for the Warrant Holder's agreement to cancel and surrender the Original Warrant; and

         WHEREAS, the Warrant Holder is desirous of obtaining the Warrant in exchange for canceling and surrendering the Original Warrant on the terms and conditions herein contained.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the Company and Warrant Holder agree as follows:

         1. Subject to and effective upon the consummation of the Merger, the Company hereby grants to GulfStar Investments, Limited, ("Warrant Holder"), the right to purchase (and the Company shall be obligated to issue and sell to the Warrant Holder),


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at the option of the Warrant Holder and on the terms and conditions hereinafter set forth, all or any part of an aggregate of 6,750 shares ("Shares") of Common Stock, $.001 par value per share ("Common Stock"), of the Company, such Shares to be exercisable at a purchase price per share equal to $12.94 ("Exercise Price"). This Warrant may be exercised at any time, or from time to time, until five (5) years from April 28, 1995 (the "Expiration Date). The number of Shares subject to this Warrant and the Exercise Price therefor shall be subject to adjustment as set forth in Section 6. In consideration therefore, Warrant Holder agrees to cancel and surrender the Original Warrant in exchange for issuance of this replacement Warrant, as provided in Section 2.04(f) of the Merger Agreement. Such cancellation and surrender shall become effective automatically and without further action on the part of the Warrant Holder upon receipt by the Company of an executed copy of this Warrant and upon the consummation of the Merger. The Warrant Holder further acknowledges that the cancellation and surrender of the Original Warrant held by the Warrant Holder releases absolutely and irrevocably the Warrant Holder's interest in the Original Warrant.

         2. (a) The Warrant Holder may exercise this Warrant, in whole or in part, upon surrender to the Company of this Warrant with the Subscription Form attached hereto duly executed, together with payment in full of the Exercise Price for the Shares to be purchased in cash or by certified or cashier's check to the order of the Company.

                  (b) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the Exercise Price for the Shares for which this Warrant is then being exercised, the Company will cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised in such denominations as are required for delivery to the Warrant Holder and the Company shall thereupon deliver such certificates to the Warrant Holder.

                  (c) In case the Warrant Holder shall exercise this Warrant with respect to less than all of the Shares that may then be purchased under this Warrant, the Company will execute a new Warrant in the form of this Warrant for the balance of such Shares and deliver such new Warrant to the Warrant Holder.

         3. The Company shall at all times during the term of this Warrant have authorized, reserve and keep available, free from preemptive rights, such number of shares of its Common Stock as will be sufficient to satisfy the requirements of this Warrant, and shall pay all fees and expenses necessarily incurred by the Company in connection therewith. The reserved shares may be either authorized and unissued shares of its Common Stock or shares of Common Stock held in its treasury, or partly unissued and partly treasury shares, at the Company's sole discretion. Upon issuance to the Warrant Holder, all of the Shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear from all liens, charges, security interests and encumbrances created by the Company.

         4. (a) This Warrant, and the rights and privileges conferred hereby, may be exercised only by the Warrant Holder and its or his legal representatives, successors or


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permitted assignees. This Warrant may be transferred in whole to any person or entity or in part to any partner or partners of GulfStar Investments, Limited or members of any of their families and/or trusts established for their behalf (subject to the provisions hereof including the provisions of Section 5 below).

                  (b) Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrant Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  (c) Subject to and limited by the provisions of Section 5 hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms and entitling the Warrant Holder to purchase a like aggregate number of Shares. If the Warrant Holder desires to split up, combine or exchange this Warrant, he or it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrant Holder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrant Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

                  (d) If this Warrant shall be mutilated, upon request by the Warrant Holder the Company shall issue a new Warrant containing the same terms and entitling the Warrant Holder to purchase the same number of Shares, in exchange for and upon cancellation of the mutilated Warrant. If this Warrant shall be lost, stolen or destroyed, upon request by the Warrant Holder and upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Warrant Certificate and, if required by the Company, indemnity also satisfactory to it, the Company shall issue a new Warrant containing the same terms and entitling the Warrant Holder to purchase the same number of Shares, in substitution for the lost, stolen or destroyed Warrant.

         5. Neither this Warrant nor the underlying Shares have been registered under the Securities Act of 1933 ("Act), or registered or qualified under the securities laws of any state. Neither this Warrant nor the underlying Shares may be sold or offered for sale in the absence of the effective registration or qualification thereof under the Act and any applicable state securities laws or an opinion of counsel acceptable to the Company that such registration or qualification is not required. Any certificates representing the shares of Common Stock issued hereunder shall bear a restrictive legend in conformity with the provisions of this Section 5. The Company will not recognize or give effect to any purported transfer of this Warrant or any interest herein, or the underlying Shares, unless and until the provisions of this Section 5 shall have been satisfied.

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         6. (a) (i) if at any time prior to the full exercise of this Warrant, the Company shall: (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock; (B) subdivide, reclassify or recapitalize its outstanding shares of Common Stock into a greater number of shares; or (C) combine, reclassify or recapitalize its outstanding shares of Common Stock into a smaller number of shares, the number of Shares in effect at the time of the record date of such dividend, subdivision, combination, reclassification or recapitalization shall be proportionately adjusted so that the Warrant Holder shall be entitled to receive the aggregate number and type of shares that, if this Warrant had been exercised in full immediately prior to such time, it would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination, or recapitalization. Such adjustment shall be made successively whenever any event listed in this paragraph (a) shall occur.

                           (ii) Whenever the number of Shares issuable upon
exercise of this Warrant is adjusted pursuant to paragraph (a) of this Section 6, the Exercise Price payable for such Shares shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the number of Shares, as adjusted.

                           (iii) No adjustment in the Exercise Price shall be
required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price, provided, however, that any adjustments which by reason of this paragraph (iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                           (iv) If at any time, as a result of any adjustment
made pursuant to paragraph (a) of this Section 6, the Warrant Holder thereafter shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraph (a) of this Section 6.

                  (b) No adjustment in respect of any cash dividends in the ordinary course out of current earnings of the Company shall be made during the term of this Warrant or upon the exercise of this Warrant.

                  (c) In case of any consolidation of the Company with or merger of the Company into another corporation or any sale, lease or other transfer or conveyance to another corporation of all or substantially all the property of the Company, the corporation resulting from such consolidation or surviving such merger or to which such sale or transfer shall be made, as the case may be, shall make suitable provision (which shall be fair and equitable to the holders of the Warrants) and shall assume the

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obligations of the Company hereunder (by written instrument executed and mailed to each holder of the Warrants then outstanding) pursuant to which, upon exercise of the Warrants, at any time during the duration of the Warrants after such consolidation, merger, or sale, lease or other transfer or conveyance the holder shall be entitled to receive the stock or other securities or property that such holder would have been entitled to receive upon consummation if such holder had executed the Warrants immediately prior thereto, all subject to further adjustment as provided in this Section 6.

                  (d) Whenever the number of Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver to the Warrant Holder a certificate signed by its President, or any Vice President, Treasurer or Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                  (e) The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Shares, and Warrants theretofore and thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant as initially issued.

                  (f)      In case at any time:

                           (i) the Company shall declare any cash dividend on
its Common Stock;

                           (ii) the Company shall pay any dividends payable in
stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                           (iii) the Company shall offer for subscription pro
rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                           (iv) the Company shall authorize the distribution to
all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of current earnings or dividends payable in Common Stock);

                           (v) there shall be any capital reorganization, or
reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Company's Common Stock), or sale of all or substantially all of its assets to, another corporation;


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                           (vi) there shall be a voluntary or involuntary
dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company, or

                           (vii) the Company proposes to take any other action
or an event occurs which would require an adjustment pursuant to subsections
(a) or (c) of this Section 6;

then, in any one or more of said cases, the Company shall give written notice to the holder of this Warrant, of (A) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (B) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action, as the case may be, shall take place. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

                  (g) The number of shares of Common Stock which may be acquired upon exercise of this Warrant and the Exercise Price payable hereunder shall be subject to adjustments from time to time in the event that the Company sells or issues any shares of equity securities, or securities exercisable for or convertible into equity securities, at a price less than the Exercise Price (such securities being referred to as "Additional Shares of Common Stock"). Notwithstanding anything contained herein to the contrary, the Company shall not be required to make any adjustment of the Exercise Price in the case of: (i) the issuance or exercise of shares of Common Stock or any other securities which may now or hereafter be granted or exercised under the Company's Amended and Restated Performance Stock Option Plan, 1997 Employee Stock Purchase Plan and Non-qualified Stock Option Plan (the "Plans") or under any other employee benefit plan or stock option plan of the Company approved by the Company's Board of Directors; (ii) the issuance of any shares of Common Stock of the Company or other securities or instruments convertible into shares of Common Stock of the Company issued in connection with corporate collaborations with pharmaceutical, life science or biotechnology corporations or entities; (iii) the issuance of shares of Common Stock in connection with a bona fide merger (other than the Merger), acquisition or other similar transactions involving the Company with or into a corporation or other entity if the Board of Directors of the Company has obtained a fairness opinion with respect to the issuance of such Common Stock from a nationally recognized investment banking firm indicating that the financial terms of such merger, acquisition or other similar transaction are fair to the Company when taken as a whole; (iv) the issuance or sale of shares of Common

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Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Exercise Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; (v) the issuance of or sale of securities to consultants or third parties providing consulting, marketing, investor relations and other services to the Company; and (vi) issuance of securities under the Merger Agreement. If, at any time or from time to time after the date of issuance of this Warrant, the Company issues or sells any Additional Shares of Common Stock, other than as a dividend or other distribution on its shares of Common Stock as provided in Section 6(a)(i)(A), and other than a combination, reclassification or recapitalization of its outstanding shares of Common Stock as provided in Section 6(a)(i)(C), for a per share price less than the then applicable Exercise Price, then, and in each such case, the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price by a fraction, (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issuance or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued or sold would purchase at such Exercise Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, and
(B) the number of shares of Common Stock underlying all outstanding options, warrants (including this Warrant) and convertible securities on the day immediately preceding the given date.

                  (h) The shares of Common Stock which may be acquired upon exercise of this Warrant shall be entitled to the registration rights on the same terms and conditions as the principal stockholders of ViroTex pursuant to the terms of the Merger Agreement.

         7. Neither the Warrant Holder nor its legal representatives, successors or assignees shall be or have any rights or privileges of a shareholder of the Company in respect to the shares issuable upon exercise of the Warrants granted hereunder, unless and until the Warrant Holder shall have delivered the notice and tendered payment for the Exercise Price to the Company, as required under the provisions of Sections 1 and 2 hereof.

         8. The Company shall pay all taxes and other governmental charges (other than taxes or governmental charges levied in respect of the income of the Warrant Holder) that may be imposed on the Company or on the Warrants or the Shares; provided, however, that the Company shall not be required to pay any tax or other charge imposed in respect of the transfer of Warrants or the issuance or delivery of certificates for Shares or other securities in respect of the Shares upon the exercise of Warrants to a person or entity other than the then holder of Warrants.


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         9. This Warrant shall be construed and enforced in accordance with the laws of the State of Colorado. Any notices to be given under the terms of this Warrant shall be addressed to the Company at 2579 Midpoint Drive, Fort Collins, Colorado 80525, Attention: Chief Executive Officer, and notice to be given to the Warrant Holder shall be addressed to it at the address last shown on the books of the Company for such Warrant Holder or at any such other address as either party may hereafter designate, by notice in writing, to the other. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

         10. This Warrant shall be binding upon and inure to the benefit of any successor or successors of the Company, and shall inure to the benefit of and shall be enforceable by the Warrant Holder and its legal representatives, successors, heirs and permitted assigns.

Dated this 24th day of November, 1998.

ATTEST:                                    ATRIX LABORATORIES, INC.

/s/ Brian G. Richmond                      By: /s/ John E. Urheim
----------------------------                  --------------------------------
Brian G. Richmond                             John E. Urheim, Vice Chairman and
Assistant Secretary                           Chief Executive Officer



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                                   ASSIGNMENT

                (To be executed only upon assignment of Warrant )

                  For value received, ______________________ hereby sells, assigns and transfers unto ________________________ the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution in the premises:

                  Name(s) of
                  Assignee(s)               Address           No. of Shares
                  -----------               -------           -------------





                   And if said number of Shares shall not be all the Shares issuable upon exercise of the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Shares issuable upon exercise of said Warrant.

Dated:  ___________________, 19___



                                      By:
                                         --------------------------------------
                                         The above signature should correspond
                                         exactly with the name of the Warrant
                                         Holder set forth in this Warrant.



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                                SUBSCRIPTION FORM
                    (To be executed upon exercise of Warrant)

Atrix Laboratories, Inc.:


                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, __________ shares of Common Stock, as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of cash or a certified or cashier's check in the amount of $___________.

                  Please issue a certificate, or certificates for such shares of Common Stock in the name of:


                       Name:
                            --------------------------------
                       Address:
                               -----------------------------
                       Social Security No.:
                                           -----------------

                                        Signature:
                                                  -------------------------
                                        NOTE:     The above signature should
                                                  correspond exactly with the
                                                  name of the Warrant Holder
                                                  set forth in this Warrant or
                                                  with the name of the assignee
                                                  appearing in the assignment
                                                  form below.


And if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.


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